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                                                                    EXHIBIT 3.12

                                     BY-LAWS

                                       OF

                            PORTER BROS. CORPORATION

                                    ARTICLE I
                                     OFFICES

         Section 1. The registered office shall be located in Bismarck, North Dakota.

         Section 2. The corporation may also have offices at such other places both within and without the State of North Dakota as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 1. All meetings of shareholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors.

         Section 2. Regular meetings of shareholders need not be held unless demanded by a shareholder pursuant to Section 10-19.1-17 (2) of the North Dakota Business Corporation Act. At any regular meeting, the shareholders shall elect by plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written or printed notice of the regular meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder or record entitled to vote at such meeting.

         Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE III
                           QUORUM AND VOTING OF SHARES

         Section 1. The holders of a majority of the shares issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.


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         Section 2. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares is required by law or the articles of incorporation.

         Section 3. Each outstanding share, having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

         If notice in writing is given by any shareholder to any officer before the time fixed for holding a meeting for the election of directors that he intends to cumulate his votes in such election, each shareholder shall have the right to multiply the number of votes to which he may be entitled by the number of directors to be elected and he may cast all such votes for one candidate, or distribute them among any two or more candidates.

         Section 4. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

                                   ARTICLE IV
                                    DIRECTORS

         Section 1. The number of directors shall be two. Directors need not be residents of the State of North Dakota nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at a regular meeting (or by written action) of the shareholders, and each director elected shall serve for an indefinite term that expires at the next regular meeting of shareholders and shall hold office until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the director.

         Section 2. Vacancies on the board resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of the majority of the remaining directors, although the remaining directors constitute less than a quorum; and vacancies on the board resulting from duly created directorships may be filled by the affirmative vote of the directors serving at the time of the increase. Each director elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders, or until the earlier death, resignation or removal or disqualification of the director.

         Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

         Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of North Dakota, at such place or places as they may from time to time determine.


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         Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

                                    ARTICLE V
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of North Dakota.

         Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the regular meeting at which directors are elected, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

         Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board of directors.

         Section 4. Special meetings of the board of directors may be called by the president on three days' notice to each director, either personally or by mail or by facsimile; special meetings shall be called by the president or secretary in like manner and on like notice upon written request of any director.

         Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 6. A majority of the directors currently holding office shall constitute a quorum for the transaction of business unless a greater number is required by statute. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                                   ARTICLE VI
                                   COMMITTEES

         Section 1. The board of directors by resolution adopted by the affirmative majority vote of the board may designate one individuals, who need not be directors, to constitute a committee, which committee shall have or more and exercise only to the extent provided in such resolution the authority of the board of directors in the management of the corporation, except as otherwise

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required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The committee shall keep regular minutes of its proceedings which shall be made available on request to members of the committee and shall be promptly distributed to each director.

                                   ARTICLE VII
                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States or Canadian mail. Notice to directors may also be given by telegram (or by facsimile, if the director has provided a facsimile number for this purpose).

         Section 2. Whenever any notice is required to be given under the provisions of the statues or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE VIII
                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretary and assistant treasurer.

         Section 2. The board of directors shall choose the officers described in Section 1, none of whom needs to be a member of the board or a shareholder, at its first meeting after each regular meeting of shareholders.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify; but an officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the directors present, without prejudice to any contractual rights or obligations. Any vacancy occurring in any office of the corporation may be filled by the board of directors.


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                                  THE PRESIDENT

         Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         Section 7. He shall execute bonds, mortgages and other contracts of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

         Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for committees of the board when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meeting of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.

         Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.


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         Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise of the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE IX
                             CERTIFICATES FOR SHARES

         Section 1. The shares of the corporation shall be represented by certificates signed by the president or a vice-president and the secretary or an assistant secretary of the corporation.

         Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFER OF SHARES

         Section 4. Upon surrender to the corporation of the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation.

                            CLOSING OF TRANSFER BOOKS

         Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the

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board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                             REGISTERED SHAREHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the laws of North Dakota.

                              LIST OF SHAREHOLDERS

         Section 7. The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

                                    ARTICLE X
                               GENERAL PROVISIONS

                        DIVIDENDS AND OTHER DISTRIBUTIONS

         Section 1. Dividends or other distributions may be declared by the board of directors at any regular or special meeting in compliance with the requirements of the North Dakota Business Corporation Act. Distributions may be paid in cash, in property or in common shares.

                                     CHECKS


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         Section 2. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

         Section 3. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                   ARTICLE XI
                                   AMENDMENTS

         Section 1. These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board; provided that after the adoption of the initial bylaws, the board may not adopt, amend or repeal a by-law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a by-law to increase the number of directors.

         Section 2. These by-laws may be altered, amended or repealed or new by-laws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the shares entitled to vote, in accordance with the procedures set forth in the North Dakota Business Corporation Act.


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                                  BY-LAW NO. 2

                                       OF

                            PORTER BROS. CORPORATION

         being a by-law increasing the number of directors of the Corporation

         BE IT ENACTED as a by-law of Porter Bros. Corporation (hereinafter called the "Corporation") as follows:

1. The number of directors of the Corporation be and the same is hereby increased from two to three so that the Board of Directors of the Corporation shall hereafter be composed of three directors.

2. All prior by-laws and resolutions of the Corporation inconsistent herewith be and the same are hereby amended, modified and revised in order to give effect to this by-law.

         MADE by the Board as of June 30, 1996.

                                                    Glen Beeby
                                                    ----------------------------
Glen Beeby

                                                    Paul Kelly
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Paul Kelly


         CONFIRMED by the sole shareholder as of June 30, 1996.

                                          GERDAU MRM STEEL INC.

                                     By:  Glen Beeby
                                          --------------------------------------
                                          Glen Beeby
                                          Secretary and Treasurer